Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of ETFS Palladium Trust on Form S-1 of our report dated December 30, 2009, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York

January 15, 2010